Exhibit 13.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER
Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant
To Section 906 of the Sarbanes-Oxley Act Of 2002
Pursuant to 18 U.S.C. § 1350, the undersigned officer of Intelsat S.A. (the “Company”) hereby certifies that to such officer’s knowledge, the Company’s Annual Report on Form 20-F for the year ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2019	/s/ Jacques Kerrest
Jacques Kerrest Executive Vice President & Chief Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.